SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                   Form 8-K/A

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                October 15, 1999

                                  MCY.com, Inc.
                 (Formerly Health Builders International, Inc.)

                                    Delaware

                 (State or other jurisdiction of incorporation)

                   333-9809                    87-0561634
           (Commission file number) (IRS employer identification no.)

                     1133 Avenue of the Americas, 28th Floor
             New York, NY                                    10036
        (Address of principal executive offices)          (Zip Code)

                                 (212) 944-6664
              (Registrant's telephone number, including area code)

                       Health builders International, Inc.
                               2077 Elderberry Way
                                Sandy, Utah 84092
                     (former name and address of registrant)



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Item 4.  Changes in Registrant's Certifying Accountant

         In September 1999, the Registrant's former accountants, Pritchett, Siler & Hardy, P.C. resigned as the Registrant's auditors. Pritchett, Siler & Hardy, P.C. were the auditors of the Registrant prior to its acquisition of MCY Music World, Inc. In connection therewith, Richard A. Eisner & Co., LLP, the auditors of MCY Music World, Inc., were appointed as the auditors for the Registrant.

         There have been no disagreements between the Registrant and the firm of Pritchett, Siler & Hardy, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures at any time including the two most recent fiscal years and the subsequent interim period through the date of resignation which, if not resolved to the satisfaction of Pritchett, Siler & Hardy, P.C., would have caused Pritchett, Siler & Hardy, P.C. to make reference to the matter in their report. Additionally, the predecessor firm's audit report on the financial statements for the fiscal years ended December 31, 1998 and 1997 contained neither an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles.

         The Company has requested Pritchett, Siler & Hardy, P.C. to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated October 14, 1999 is filed as Exhibit
16.0 to the Company's prior Report on Form 8-K dated October 15, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  MCY.COM, INC.



                             By:/s/ Bernhard Fritsch
                                --------------------
                           Bernhard Fritsch, President


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